UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2017

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on August 4, 2017, Corcept Therapeutics Incorporated (“Corcept”) terminated its pharmaceutical services agreement with Dohmen Life Science Services, LLC (“Dohmen”), dated as of May 21, 2013, as amended July 22, 2013 and again on October 6, 2014 (the “Dohmen Agreement”), pursuant to the contract’s Section 5.2.2 (material breach). On August 7, 2017, Dohmen filed a complaint in the Court of Chancery of the State of Delaware against Corcept alleging that Corcept unlawfully terminated the Dohmen Agreement and requesting declaratory relief and damages (the “Dohmen Complaint”).

Dohmen has since informed Corcept that it is withholding the cash payments it collects from the sale of Korlym® that Dohmen is obligated to pay to Corcept pursuant to the Dohmen Agreement as a set off to Dohmen’s alleged damages. These cash and receivables total approximately $13.2 million. Dohmen has stated that it will remit to Corcept any balance in excess of its calculation of such damages.

On August 29, 2017, Corcept filed a complaint against Dohmen in the Superior Court of the State of Delaware alleging fraudulent inducement, negligent misrepresentation, breach of contract, breach of the covenant of good faith and fair dealing and conversion, and seeking monetary damages and declaratory relief. On August 29, 2017, Corcept also filed a motion to dismiss the Dohmen Complaint. Its suit against Dohmen is only the second legal action Corcept has initiated since the company was founded in 1998.

Immediately following Dohmen’s cessation of services under the Dohmen Agreement, Corcept began serving Korlym® patients through another specialty pharmacy, Optime Care, Inc. (“Optime Care”). Based in part on its experience transferring pharmacy operations to Optime Care and Optime Care’s performance to date, Corcept does not believe termination of the Dohmen Agreement will materially affect its operations or financial results for 2017 or beyond. Moreover, Corcept does not believe Dohmen’s withholding of the cash it had agreed to collect on behalf of Corcept under the Dohmen Agreement will materially affect Corcept’s liquidity or its commercial or development activities, regardless of the outcome of the litigation.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 is not incorporated by reference into any filing with the U.S. Securities and Exchange Commission (the “SEC”) made by Corcept, whether made before or after the date hereof, regardless of any general incorporation language in the filing unless specifically stated so therein.

Forward-Looking Statements

Statements in this current report on Form 8-K, other than statements of historical fact, are forward-looking statements. Forward-looking statements include those concerning withholding of payment of cash and receivables by Dohmen, remittance of any remaining balance to Corcept, the effect of the termination of the Dohmen Agreement on Corcept’s operations or financial results, and the effect of Dohmen’s withholding of cash on Corcept’s liquidity or its commercial or development activities. These are based on Corcept’s current plans and expectations and are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. These and other risks are set forth in Corcept’s filings with the SEC, which are available at Corcept’s website or from the SEC’s website. Corcept disclaims any intention or duty to update forward-looking statements made in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ G. Charles Robb
Name: G. Charles Robb Title: Chief Financial Officer and Secretary

Date: August 30, 2017